UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2011

TRIDENT MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

0-20784

(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1170 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices, with zip code)

(408) 962-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2011, Trident Multimedia Technologies (Shanghai) Co., Ltd. (“TMT”), a wholly owned subsidiary of Trident Microsystems, Inc. (the “Company”) received the first installment of the purchase price for the sale of the Company’s facility in Shanghai (the “Facility”) confirming the effectiveness of an agreement dated October 19, 2011 for the sale of the Facility between TMT and Shanghai Lingang Economic Development Group Investment Management Co., Ltd. Separately, TMT entered into a five year lease under which it will lease the Facility effective as of the closing date of the sale. The purchase price for the Facility, which is approximately $24 million, is to be paid in installments between October 20, 2011 and approximately December 31, 2011, the anticipated closing date of the sale. The Company continues to evaluate other possible alternatives to continue strengthening its balance sheet and operating flexibility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2011

TRIDENT MICROSYSTEMS, INC.

/S/ DAVID L. TEICHMANN
David L. Teichmann Executive Vice President, General Counsel & Corporate Secretary